UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Dandrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark
(Address of principal executive offices)

+45-39179840
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2017, the Board of Directors (the “Board”) of Dandrit Biotech USA, Inc., a Delaware corporation (the “Company”) terminated Eric J. Leire as Chief Executive Officer and Chief Financial Officer of the Company, effective immediately, and Mr. Leire resigned, effective immediately, as a director of the Company. The Board also appointed Mr. Aldo Petersen, a Director of the Company, to serve as Chief Executive Officer and for Soren Degn to serve as Chief Financial Officer of the Company, effective immediately.

Aldo Petersen has been chairman of LiqTech International, Inc. (LIQT: NYSE MKT) since August 2011. He has also been the Chief Executive Officer of APE Invest A/S, a private Danish investment company, since 2006 when he sold Telepartner A/S, a formerly NASDAQ-listed company that he founded in 1986. Prior to Telepartner, he started and sold one of Denmark’s first hedge funds, Dansk Fromue Invest. Mr. Petersen was a major investor in Greentech Energy Systems A/S, a renewable energy company that builds wind farms in Denmark, Germany, Poland and Italy. He is a private investor in wind farms in Germany and France, and was also a major investor in Football Club Copenhagen (listed on the Copenhagen Stock Exchange). Mr. Petersen has a B.A. degree in Economics from Copenhagen Business School. There are no arrangements or understandings between Mr. Petersen and any person pursuant to which Mr. Petersen was appointed to serve as Chief Executive Officer, and there are no actual or proposed transactions between Mr. Petersen or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Executive Officer.

Mr. Degn has served as Chief Financial Officer of LiqTech International, Inc. (LIQT: NYSE MKT) since August 2011. From 2008 until 2011, he was the Chief Financial Officer of Guava, a publicly listed internet advertising company. From 2007 to 2008, Mr. Degn served as Chief Financial Officer of Advance Renewable Energy Ltd. From 2001 to 2006, he was the Chief Financial Officer of EuroTrust (a NASDAQ/AIM listed company, formerly known as Telepartner). From 1996 to 2001, he was the financial controller at Kampsax (a consulting company). From 1989 to 1996, he worked at KPMG in Denmark. Mr. Degn has a B.A. degree in Business Administration and an M.B.A. from Copenhagen Business School. There are no arrangements or understandings between Mr. Degn and any person pursuant to which Mr. Degn was appointed to serve as Chief Financial Officer, and there are no actual or proposed transactions between Mr. Degn or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Financial Officer.

Neither Mr. Petersen nor Mr. Degn has any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

Date: April 5, 2017	By:	/s/ Aldo Petersen
Name: Aldo Petersen Title: Chief Executive Officer